                                                                     Exhibit 3.7

Corporation Section
P. O. Box 13697                                               Geoffrey S. Connor
Austin Texas 78711-3697                                       Secretary of State

                                     (SEAL)

                        OFFICE OF THE SECRETARY OF STATE

The undersigned, as Secretary of State of Texas, does hereby certify that the attached is a true and correct copy of each document on file in this office as described below:

                    T-NETIX TELECOMMUNICATIONS SERVICES, INC.
                            Filing Number: 105548400

Articles Of Incorporation                  February 11, 1988
Articles Of Amendment                      October 02, 1989
Articles Of Amendment                      November 22, 1989
Articles Of Amendment                      January 10, 1995
Resolution Establishing Series Of Shares   January 19, 1995
Articles Of Merger                         June 14, 1999
Articles Of Amendment                      June 15, 2000
Change Of Registered Agent/Office          July 12, 2000
Public Information Report (PIR)            December 31, 2000
Change of Registered Agent/ Office         March 24, 2003
Public Information Report (PIR)            December 31, 2003

                                        In testimony whereof, I have hereunto
                                        signed my name officially and caused to
                                        be impressed hereon the Seal of State at my office in Austin, Texas on July 27, 2004.

               (SEAL)


                                        /s/ Illegible
                                        ----------------------------------------
                                        Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

PHONE(512) 463-5555                 FAX(512) 463-5709                   TTY7-1-1
Prepared by: SOS-WEB

                                                                FILED
                                                        IN THE OFFICE OF THE
                                                     SECRETARY OF STATE OF TEXAS

                                                             FEB 11 1988

                                                              CLERK I-B
                                                        CORPORATIONS SECTION

                            ARTICLES OF INCORPORATION

                                       OF

                       TELEPHONE MANAGEMENT SYSTEMS, INC.

                                    ARTICLE I

     The name of the corporation is TELEPHONE MANAGEMENT SYSTEMS, INC.

                                   ARTICLE II

     The period of its duration is perpetual.

                                   ARTICLE III

     The purpose or purposes for which the corporation is organized are:

     The transaction of any or all lawful business for which corporations may be incorporated under this act, subject to Part Four, Texas Miscellaneous Corporation Act.

                                   ARTICLE IV

     The aggregate number of shares which the corporation shall have authority to issue is 1,000 at no par value.

                                    ARTICLE V

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.

                                   ARTICLE VI

     The address of its registered office is 408 West Kingsmill, Suite 322, Pampa, Tx. 79065, and the name of its registered agent at such address is Harold
A. Cree.

                                   ARTICLE VII

     The number of initial directors is three, and the names and addresses of the directors are:

George B. Cree, III                  408 W. Kingsmill, Ste. 322 Pampa, Tx. 79065
Richard E. Cree                      408 W. Kingsmill, Ste. 322 Pampa, Tx. 79065
Harold A. Cree                       408 W. Kingsmill, Ste. 322 Pampa, Tx. 79065
Amber Cree                           408 W. Kingsmill, Ste. 322 Pampa, Tx. 79065

                                  ARTICLE VIII

     The name and address of the incorporator is:

Carol Hines                             1601 Rio Grande, Ste. 351
                                        Austin, Tx. 78701


                                        /s/ Carol Hines
                                        ----------------------------------------

                                                                FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                             OCT 2 1989

                                                         Corporations Section

                              ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                       TELEPHONE MANAGEMENT SYSTEMS, INC.

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                    ARTICLE I

     The name of the corporation is TELEPHONE MANAGEMENT SYSTEMS, INC.

                                   ARTICLE II

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on the 28th day of September, 1989. Article IV of the Articles of Incorporation is amended to read as follows:

     The aggregate number of shares which the corporation shall have the authority to issue is one million (1,000,000) at a par value of One dollar ($1.00) per share, of which 26,358 shares shall be issued in exchange for 300 shares of the currently issued and outstanding no par shares of the corporation, said currently outstanding shares being all of the currently issued and outstanding shares of the corporation.

     The amendment alters or changes Article IV of the original Articles of Incorporation. The full text of Article IV prior to this amendment stated as follows:

     The aggregate number of shares which the corporation shall have authority to issue is 1000 at no par value.

                                   ARTICLE III

     The number of shares of the corporation outstanding at the time of such adoption was 300; and the number of shares entitled to vote thereon was 300.

                                   ARTICLE IV

     The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.

                                    ARTICLE V

     The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be affected, is as follows:

     26,358 shares of the newly authorized $1.00 par value shares of the corporation shall be issued in exchange for the currently issued and outstanding shares of the corporation in the ratio of 87.86 new shares for each currently outstanding share.

                                   ARTICLE VI

     The stated capital of the corporation will be increased by the amendment from $1,200.00 to $26,358.00, an increase of $24,980.00. Capital surplus will be reduced by $24,980.00.

     DATED this 28th day of September, 1989.

                                        TELEPHONE MANAGEMENT SYSTEMS, INC.


                                        By /s/ Harold A. Cree
                                           -------------------------------------
                                           Its Authorized Officer

                                                                FILED
                                                        IN THE OFFICE OF THE
                                                     SECRETARY OF STATE OF TEXAS

                                                             NOV 22 1989

                                                         CORPORATIONS SECTION

                              ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                       TELEPHONE MANAGEMENT SYSTEMS, INC.

     Pursuant to the provisions of Article 4._ of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                    ARTICLE I

     The name of the corporation is TELEPHONE MANAGEMENT SYSTEMS, INC.

                                   ARTICLE II

     Article I of the Articles of Incorporation is amended to read as follows:

     The name of the corporation is Gateway Technologies, Inc.

                                   ARTICLE III

     The amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on the 2nd day of November, 1989.

                                   ARTICLE IV

     The number of shares of the corporation outstanding at the time of such adoption was 54,737; and the number of shares entitled to vote thereon was 54,737.

                                    ARTICLE V

     The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.

     DATED this 2nd day of November, 1989.

                                        TELEPHONE MANAGEMENT SYSTEMS, INC.


                                        By /s/ Richard E. Cree
                                           -------------------------------------
                                           Its Authorized Officer

                                                               (SEAL)

                                                                FILED
                                                        IN THE OFFICE OF THE
                                                     SECRETARY OF STATE OF TEXAS

                                                             JAN 10 1995

                                                        CORPORATIONS SECTION

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           GATEWAY TECHNOLOGIES, INC.

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act ("TBCA"), Gateway Technologies, Inc., a Texas corporation (the "Corporation"), adopts the following amendment to the Articles of Incorporation of the Corporation:

                                    ARTICLE I

     The name of the Corporation is Gateway Technologies, Inc.

                                   ARTICLE II

     The following amendment to the Articles of Incorporation of the Corporation was adopted by the shareholders of the Corporation by unanimous written consent pursuant to Article 9.10.A of the TBCA. The amendment alters and replaces
Article IV of the Articles of Incorporation of the Corporation (as amended) in its entirety to read as follows:

     The total number of shares of all classes of capital stock which the corporation shall have authority to issue is one million two hundred fifty thousand (1,250,000), of which (a) one million (1,000,000) shares shall be designated as Common Stock, par value $1.00 per share, and (b) two hundred fifty thousand (250,000) shares shall be designated as Preferred Stock, par value $1.00 per share.

     The following is a statement of the designations, preferences, limitations, and relative rights, including voting rights, in respect of the classes of stock of the corporation and of the authority with respect thereto expressly vested in the board of directors of the corporation:

     A. COMMON STOCK

     1. Each share of Common Stock of the corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the shareholders of the corporation and shall be entitled to one vote for each share of Common Stock held.

     2. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the board of directors at any time and from time to time out of any funds of the corporation legally available therefor.

     3. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the corporation, as such terms are used in this Paragraph 3, shall not be deemed to be occasioned by or to include any merger of the corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the corporation.

     B. PREFERRED STOCK

     1. Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations, preferences, limitations, and relative rights, including voting rights, as shall be stated and expressed herein or in a resolution or resolutions providing for the issue of such series adopted by the board of directors of the corporation. Each such series of Preferred Stock shall be designated so as to distinguish the shares thereof from the shares of all other series and classes. The board of directors of the corporation is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the preferences, limitations, and relative rights, including voting rights, of the shares of each series and the variations of the relative rights and preferences as between series, and to increase and to decrease the number of shares constituting each series, provided that the board of directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. The relative powers, rights, preferences, and limitations may vary between and among series of Preferred Stock in any and all respects so long as all shares of the same series are identical in all respects, except that shares of any such series issued at different times may have different dates from which dividends thereon cumulate. The authority of the board of directors of the corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

          (a) The designation of such series;

          (b) The number of shares initially constituting such series;

          (c) The rate or rates and the times at which dividends on the shares of such series shall be paid, the periods in respect of which dividends are payable, the conditions upon such dividends, the relationship and preferences, if any, of such dividends to dividends payable on any other class or series of shares, whether or not such dividends shall be cumulative, partially cumulative, or noncumulative, if such dividends shall be cumulative or partially cumulative, the date or dates from and after which, and the amounts in which, they shall accumulate, whether such dividends shall be share dividends, cash or other dividends, or any combination thereof, and if such dividends shall include share dividends, whether such share dividends shall be payable in shares of the same or any other class or series of shares of the corporation (whether now or hereafter authorized), or any combination thereof, and the other terms and conditions, if any, applicable to dividends on shares of such series;

          (d) Whether or not the shares of such series shall be redeemable or subject to repurchase at the option of the corporation or the holder thereof or upon the happening of a specified event, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable, the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates, and whether such amount shall be payable in cash, property, or rights, including securities of the corporation or another corporation;

          (e) The rights of the holders of shares of such series (which may vary depending upon the circumstances or nature of such liquidation, dissolution, or winding up) in the event of the voluntary or involuntary liquidation, dissolution, or winding up of the corporation and the relationship or preference, if any, of such rights to rights of holders of stock of any other class or series. A liquidation, dissolution, or winding up of the corporation, as such terms are used in this subparagraph (e), shall not be deemed to be occasioned by or to include any merger of the corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the corporation;

          (f) Whether or not the shares of such series shall have voting powers and, if such shares shall have such voting powers, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other classes or series of stock and the right to have more (or less) than one vote per share;

          (g) Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof;

          (h) Whether or not a purchase fund shall be provided for the shares of such series and, if such a purchase fund shall be provided, the terms and conditions thereof;

          (i) Whether or not the shares of such series, at the option of either the corporation or the holder or upon the happening of a specified event, shall be convertible into stock of any other class or series and, if such shares shall be so convertible, the terms and conditions of conversion, including, but not limited to, any provision for the adjustment of the conversion rate or the conversion price;

          (j) Whether or not the shares of such series, at the option of either the corporation or the holder or upon the happening of a specified event, shall be exchangeable for securities, indebtedness, or property of the corporation and, if such shares shall be so exchangeable, the terms and conditions of exchange, including, but not limited to, any provision for the adjustment of the exchange rate or the exchange price; and

          (k) Any other preferences, limitations, and relative rights as shall not be inconsistent with the provisions of this Article IV or the limitations provided by law.

     2. Except as otherwise required by law or _n any resolution of the board of directors creating any series of Preferred Stock, the holders of shares of Preferred Stock and all series thereof who are entitled to vote shall vote together with the holders of shares of Common Stock, and not separately by class.

     C. GENERAL

     1. The board of directors of the corporation is hereby expressly empowered, subject to the limitations provided by law, to authorize the corporation to pay share dividends on any class or series of capital stock of the corporation (whether now or hereafter authorized) payable in shares of the same or any other class or series of capital stock of the corporation (whether now or hereafter authorized) or any combination thereof

                                   ARTICLE III

     The number of shares of the Corporation's stock outstanding at the time of such adoption was 615,861 and the number of shares entitled to vote thereon was 615,861.

                                   ARTICLE IV

     The holders of all of the outstanding shares of the Corporation's stock entitled to vote on the amendment have signed a written consent pursuant to
Article 9.10.A of the TBCA adopting the amendment. Said consent is dated January 3, 1995.

     Dated: January 5, 1995

                                        GATEWAY TECHNOLOGIES, INC.


                                        By: /s/ Richard E. Cree
                                            ------------------------------------
                                            Richard E. Cree
                                            President

                                                                FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                             JAN 19 1995

                                                        Corporations Section

             STATEMENT OF DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK

                         Pursuant to Article 2.13 of the
                         Texas Business Corporation Act

     The undersigned President of Gateway Technologies, Inc., a Texas corporation (the "Corporation"), certifies that pursuant to authority granted to and vested in the Board of Directors of the Corporation by the provisions of the Articles of Incorporation of the Corporation, as amended, and in accordance with the provisions of Article 2.13 of the Business Corporation Act of the State of Texas, its Board of Directors on January 12, 1995, duly adopted the following resolutions creating the Series A Convertible Preferred Stock:

     WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Articles of Incorporation of the Corporation, as amended, to fix by resolution or resolutions the designation of each series of stock and the preferences, limitations, and relative rights, including voting rights, and qualifications, limitations, or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution, or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the Business Corporation Act of the State of Texas; and

     WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series;

     NOW, THEREFORE, BE IT RESOLVED, that one series of preferred stock is hereby authorized on the terms and with the provisions herein set forth:

     1. Designation, Number of Shares and Stated Value. The designation of the series of preferred stock authorized by this resolution shall be "Series A Convertible Preferred Stock," which shall consist of 30,000 shares of such Series A Convertible Preferred Stock, $1.00 par value per share. As used herein, "Stated Value" per share of Series A Convertible Preferred Stock shall be equal to $20.00 plus all accumulated and unpaid dividends added thereto pursuant to
Section 2 hereof. Each share of Series A Convertible Preferred Stock shall be validly issued, fully paid and nonassessable upon receipt by the Corporation of legal consideration in an amount determined by the Board of Directors of the Corporation to be at least equal to such Stated Value.

     2. Dividends

          (a) 6% Dividend. The holders of shares of Series A Convertible Preferred Stock shall be entitled to receive, out of the funds of the Corporation legally available therefor, if, as and when declared by the Board of Directors, cash dividends at the rate of 6% per share per annum, on the face value thereof, accruing from February 28, 1995, payable quarterly on the last day of the months of February, May, August, and November in each year, commencing May 31, 1995, except that if such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately preceding day which is not a Saturday, Sunday or legal holiday. Such dividends shall be cumulative (whether or not in any quarterly dividend period there shall be funds of the Corporation legally available for the payment of such dividends), commencing on the date of original issue and shall be payable for any period less than a full quarter on the basis of a year of 360 days with equal 30 day months. Dividends shall be payable to holders of record, as they appear on the stock books of the Corporation, on such record dates as may be declared by the Board of Directors, not more than sixty (60) days nor less than ten (10) days preceding the payment dates for such dividends. Dividends in arrears may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding sixty
(60) days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. When dividends are not paid in full upon the shares of the Series A Convertible Preferred Stock and any other preferred stock ranking on a parity as to payment of dividends with the Series A Convertible Preferred Stock ("Parity Stock"), all dividends declared upon shares of the Series A Convertible Preferred Stock and any Parity Stock shall be declared pro rata so that the amount of dividends declared per share on the Series A Convertible Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the shares of the Series A Convertible Preferred Stock and such Parity Stock bear to each other.

          (b) Certain Restrictions on Payment. So long as any shares of the Series A Convertible Preferred Stock are outstanding and any dividends due and payable on the Series A Convertible Preferred Stock are in arrears, the Corporation shall not, without the prior written consent of a holder or the holders of more than fifty per cent of the issued and outstanding shares of Series A Convertible Preferred Stock, declare, pay or set apart for payment any dividend on any of the Junior Securities (hereinafter defined) or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of stock of the Corporation or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to redeem, purchase or otherwise acquire any equity security (other than the shares of the Corporation's common stock, par value $1.00 per share ("Common Stock"), into which the Series A Convertible Preferred Stock is convertible) of the Corporation (or any non-wholly owned subsidiary of the Corporation); provided, however, that the Corporation shall be permitted to repurchase (i) shares of the Common Stock of the Corporation held by employees, consultants, officers, or directors pursuant to the terms of any restrictive stock purchase arrangements under which the Corporation has the option or obligation to repurchase such shares upon the occurrence of certain events such as termination of employment or failure to serve as a director and (ii) shares of the Series A Convertible Preferred Stock pursuant to the terms of this Statement of Designations, Preferences, Limitations and Relative Rights of Series A Convertible Preferred Stock

     3. Liquidation Preference.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of the Series A Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount of cash equal to the greater of (a) the amount per share that holders of Series A Convertible Preferred Stock would be entitled to receive if all of their shares of Series A Convertible Preferred Stock were converted into Common Stock at the time of such liquidation, dissolution or winding up or (b) the Stated Value of the Series A Convertible Preferred Stock at the time of such liquidation, dissolution or winding up, and no more, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities; provided, however, that the holders of the outstanding shares of Series A Convertible Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of any other stock of the Corporation having liquidation rights ranking prior to the shares of Series A Convertible Preferred Stock shall have been paid in full. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Series A Convertible Preferred Stock and any outstanding shares of any other stock of the Corporation having liquidation rights on parity with the shares of the Series A Convertible Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Convertible Preferred Stock and the holders of outstanding shares of such other stock of the Corporation are entitled were paid in full. A merger of or by the Corporation or sale of all or substantially all assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation.

     4. Ranking.

     The Series A Convertible Preferred Stock shall, with respect to dividend rights and distribution of assets on liquidation, rank (a) junior to, or on parity with, as the case may be, any other stock of the Corporation, the terms of which shall specifically provide that such stock shall rank senior to, or on parity with, as the case may be, the Series A Convertible Preferred Stock with respect to dividend rights or distribution of assets on liquidation, and (b) senior to any other stock of the Corporation, including the Common Stock (all of such stock of the Corporation to which the Series A Convertible Preferred Stock ranks prior, including the Common Stock, being referred to collectively for purposes of this Agreement as the "Junior Securities")

     5. Voting Rights. Except as otherwise required by the Corporation's Articles of Incorporation (as amended), Bylaws, the Texas Business Corporation Act or any other applicable law, the holders of the Series A Convertible Preferred Stock shall not have any voting rights with respect to any matter.

     6. Take-along Rights. In the event there is a bona fide offer from a third party to acquire more than fifty per cent of the then outstanding shares of voting securities of the Corporation, or to acquire control of the Corporation by other means, each holder of the Series A Convertible Preferred Stock shall have the right to convert all but not less than all of his or her shares of Series A Convertible Preferred Stock into Common Stock at the conversion rate of one share of Common Stock for each share of Series A Convertible Preferred Stock (the "Converted Shares") and require the Selling Shareholders (herein so called) to condition their acceptance of the offer on the offeror's agreement simultaneously (a) to acquire the same proportion of the Converted Shares on the same terms and conditions applicable to the acquisition of the Selling Shareholders' shares, and (b) to pay all accumulated dividends on the Series A Convertible Preferred Stock then in arrears.

     7. Conversion Rights. On March 1, 1998, the holders of shares of Series A Convertible Preferred Stock shall have conversion rights as follows:

          (a) Mandatory Conversion or Put Option. Each holder of the Series A Convertible Preferred Stock shall, within 60 days of but no later than 10 days before March 1, 1998, by written notice to the Secretary of the Corporation, elect either (i) to convert all of his, her or its shares of Series A Convertible Preferred Stock into the Corporation's Common Stock at the rate of one share of Common Stock for each share of Series A Convertible Preferred Stock (the "Conversion Option"), or (ii) to demand that the Corporation repurchase all of his, her or its shares of Series A Convertible Preferred Stock at the Stated Value per share (the "Redemption Option"), the election of either (i) or (ii) above by the holder or holders of the Series A Convertible Preferred Stock being mandatory and, once made as provided above, irrevocable. A holder of the Series A Convertible Preferred Stock who does not provide the written election described in the preceding sentence shall be deemed to have elected the Conversion Option. The Corporation shall undertake to prepare, authorize and issue all such Common Stock to be issued in connection with shares subject to the Conversion Option and to arrange for the payment for the shares subject to the Redemption Option, and shall cause such payment or conversion to be made at the expense of the Corporation not later than March 15, 1998.

          (b) Taxes. The Corporation will pay any documentary stamp and similar taxes (other than income taxes and ad valorem taxes) that may be payable in respect to any issue or delivery of shares of Common Stock on conversion of the Series A Convertible Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect to any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series A Convertible Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid. To the extent any tax is payable upon redemption, such tax is the responsibility of the shareholder.

     8. Notices of Record Date. The Corporation shall mail by first class mail or recognized courier service to the holders of the Series A Convertible Preferred Stock at their last known address shown on the stockbook of the Corporation a notice in the event that the Corporation shall propose at any time to do any of the following:

          (a) to declare any dividend or distribution upon the Common Stock or the Series A Convertible Preferred Stock, whether in cash, property, stock or securities, whether or not a regular cash dividend and whether or not out of earnings or surplus;

          (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

          (c) to effect any reclassification or recapitalization of the Common Stock or the Series A Convertible Preferred Stock outstanding involving a change in the Common Stock or the Series A Convertible Preferred Stock, respectively; or

          (d) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up.

Notice of an event described in parts (b), (c), and (d) above shall be sent to the holders of the Series A Convertible Preferred Stock at least twenty days prior to the date on which a record shall be taken in connection with such event.

     9. Amendment. Except as may otherwise be required by the laws of the State of Texas, the provisions of this Statement may be amended or compliance by the Corporation herewith waived only by the affirmative vote or written consent of a holder or the holders of more than fifty percent of the issued and outstanding shares of Series A Convertible Preferred Stock.

     IN WITNESS WHEREOF, the undersigned have executed this Statement on behalf of the Corporation as of the 13th day of January 1995.

                                        GATEWAY TECHNOLOGIES, INC.,


                                        /s/ Richard E. Cree
                                        ----------------------------------------
                                        Name: Richard E. Cree
                                        Title: President

                                                                FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                             JUN 14 1999

                                                        Corporations Section

                               ARTICLES OF MERGER
                                     MERGING
                            T-NETIX ACQUISITION CORP.
                                      INTO
                           GATEWAY TECHNOLOGIES, INC.

     Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act ("TBCA"), these Articles of Merger are executed and filed for purposes of merging T-NETIX ACQUISITION CORP. into GATEWAY TECHNOLOGIES, INC.

                                    ARTICLE I
                             NAME AND JURISDICTION

     The parties to the Agreement and Plan of Merger are Gateway Technologies, Inc., a Texas corporation ("Gateway"), and T-NETIX, Inc., a Colorado corporation ("T-NETIX"), and T-NETIX Acquisition Corp., a Colorado corporation ("TAC").

                                   ARTICLE II
                                   RESOLUTION

     The resolution approving the merger of TAC and Gateway and the Agreement and Plan of Merger (the "Agreement") was adopted by the Board of Directors of Gateway on the 9th day of February, 1999, and is attached hereto as Exhibit A.

     The resolution approving the merger of TAC and Gateway and the Agreement was adopted by the Board of Directors of TAC on the 9th day of February, 1999, and is attached hereto as Exhibit B. Approval of the Agreement was duly authorized by all action required by the laws under which TAC was incorporated and by its constituent documents.

                                   ARTICLE III
                            ARTICLES OF INCORPORATION

     The Articles of Incorporation of Gateway shall be the Articles of Incorporation of the surviving corporation without amendment.

                                   ARTICLE IV
                               AGREEMENT ON FILE

     The Agreement executed on February 10, 1999, is on file at the principal office of Gateway, the surviving corporation, at 1544 Valwood Parkway, Suite 102 Carrolton, Texas 75006. A copy of the Agreement will be provided, upon written request and without cost, to each shareholder of Gateway

                                    ARTICLE V
                               OUTSTANDING SHARES

     Gateway has 729,004 outstanding shares of common stock.
     TAC has 729,004 outstanding shares of common stock.

                                   ARTICLE VI
                              SHAREHOLDER APPROVAL

     On March 20,1999, the shareholders of Gateway approved the Agreement. The number of shares voted for the Agreement was 729,004, and the number of shares voted against the Agreement was 0.

     On February 8, 1999, the sole shareholder of TAC approved the Agreement. The number of shares voted for the Agreement was 729,004, and the number of shares voted against the Agreement was 0.

                                   ARTICLE VII
                               SERVICE OF PROCESS

     Following the Merger, Gateway survives the Merger and may be served with process in the State of Texas in any proceeding for enforcement of any obligation of Gateway as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or proceeding to enforce the right of any stockholder, and it does hereby irrevocably appoint the Secretary of State of Texas as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State is 1544 Valwood Parkway, Suite 102, Carrolton, Texas 75006, until the Surviving Corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose. Service of such process may be made by personally delivering to and leaving with the Secretary of State of Texas duplicate copies of such process, one of which copies the Secretary of State of Texas shall forthwith send by registered mail to Gateway at the above address.

                                  ARTICLE VIII
                                 EFFECTIVE DATE

     The Merger shall be effective at 5:01 p.m. Easter Time on June 14, 1999.

     IN WITNESS HEREOF, the parties to the Agreement have caused these Articles of Merger to be signed this 14th day of June, 1999.

                                        GATEWAY TECHNOLOGIES, INC.
                                        a Texas corporation


                                        By: /s/ Richard E. Cree
                                            ------------------------------------
                                        Name: Richard E. Cree
                                        Title: President


                                        T-NETIX ACQUISITION CORP.,
                                        a Colorado corporation


                                        By: /s/ Illegible
                                            ------------------------------------
                                        Name: ___________________
                                        Title: CEO

                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas

                                                               JUN 15 2000

                                                         Corporations Section

                              ARTICLES OF AMENDMENT

     Pursuant to the provisions of the Texas Business Corporation Act, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, __________ ___ following statement:

1. The name of the corporation is Gateway Technologies, Inc.

2. Article I of the Articles of Incorporation is hereby amended so as to read as follows: The name of the corporation is T-NETIX Telecommunications Services, Inc.

3. The date of adoption of the amendment is May 23, 2000.

4. The amendment was adopted by unanimous written consent of the sole shareholder. There are 729,004 shares of common stock outstanding and entitled to vote on the amendment.

                                        GATEWAY TECHNOLOGIES, INC.


                                        By: /s/ Richard E. Cree
                                            -------------------------------
                                        Name: Richard E. Cree
Date: May 23, 2000                      Title: President

                                                                 FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                              JUL 12 2000

                                                          Corporations Section

(SEAL)

Office of the Secretary of State
Corporations Section
P.O. Box 13697
Austin, Texas 78711-3697

                  CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1. The name of the entity is T-NETIX Telecommunications Services, Inc. and the file number issued to the entity by the secretary of state is 0105548400

2.   The entity is: (Check one.)

     [X] a business corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

     [ ] a non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

     [ ] a limited liability company, which has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

     [ ] a limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

     [ ] an out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3. The registered office address as PRESENTLY shown in the records of the Texas secretary of state is 408 W. Kingsmill, Suite 322, Pampa, TX 79065

4. [X] A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)

     c/o CT Corporation System 350 N. St. Paul Street, Dallas, Texas 75201

OR   [ ] B. The registered office address will not change.

5. The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is Harold A. Cree

6.   [ ] A. The name of the NEW registered agent is CT Corporation System

OR   [ ] B. The registered agent will not change.

7. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.


                                        By: /s/ Illegible
                                            ------------------------------------
                                            (A person authorized to sign
                                            on behalf of the entity)

                                  INSTRUCTIONS

1. It is recommended that you call (512) 463-5555 to verify the information in items 3 and 5 as it currently appears on the records of the secretary of state before submitting the statement for filing. You also may e-mail an inquiry to corpinfo@sos.state.tx.us. As information on out-of-state financial institutions is maintained on a separate database, a financial institution must call (512) 463-5701 to verify registered agent and registered office information. If the information on the form is inconsistent with the records of this office, the statement will be returned.

2. You are required by law to provide a street address in item 4 unless the registered office is located in a city with a population of 5,000 or less. The purpose of this requirement is to provide the public with notice of a physical location at which process may be served on the registered agent. A statement submitted with a post office box address or a lock box address will not be filed.

3. An authorized officer of the corporation or financial institution must sign the statement. In the case of a limited liability company, an authorized member or manager of a limited liability company must sign the statement. A general partner must sign the statement on behalf of a limited partnership. A person commits an offense under the Texas Business Corporation Act, the Texas Non-Profit Corporation Act or the Texas Limited Liability Company Act if the person signs a document the person knows is false in any material respect with the intent that the document be delivered to the secretary of state for filing. The offense is a Class A misdemeanor.

4.   Please attach the appropriate fee:

Business Corporation                              $15.00
Financial Institution, other than Credit Unions   $15.00
Financial Institution that is a Credit Union      $ 5.00
Non-Profit Corporation                            $ 5.00
Limited Liability Company                         $10.00
Limited Partnership                               $50.00

     Personal checks and MasterCard(R), Visa(R), and Discover(R) are accepted in payment of the filing fee. Checks or money orders must be payable through a U.S. bank or other financial institution and made payable to the secretary of state. Fees paid by credit card are subject to a statutorily authorized processing cost of 2.1% of the total fees.

5. Two copies of the form along with the filing fee should be mailed to the address shown in the heading of this form. The delivery address is:
     Secretary of State, Statutory Filings Division, Corporations Section, James Earl Rudder Office Building, 1019 Brazos, Austin, Texas 78701. We will place one document on record and return a file stamped copy, if a duplicate copy is provided for such purpose. The telephone number is (512) 463-5555,
     TDD: (800) 735-2989, FAX: (512) 463-5709.

                         PUBLIC INFORMATION REPORT (PIR)
                                  NOTIFICATION

A copy of the listed report is not available from the Office of the Secretary of the State of Texas. Prior to August 2001, the Secretary of State did not retain a copy of the Public Information Report, which provides management information made available by the reporting entity. If you have received this notification in lieu of a copy of a listed report, you may contact the Texas Comptroller of Public Accounts at (512) 463-4600 to request a copy of the record filed with the Comptroller.

                                                                FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                             MAR 24 2003

                                                        Corporations Section

(SEAL)

OFFICE OF THE SECRETARY OF STATE
CORPORATIONS SECTION
P.O. BOX 13697
AUSTIN, TEXAS 78711-3697

                  CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1. The name of the entity is T-Netix Telecommunications Services, Inc. and the file number issued to the entity by the secretary of state is 0105548400

2.   The entity is: (Check one.)

     [X] a business corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

     [ ] a non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

     [ ] a limited liability company, which has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

     [ ] a limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

     [ ] an out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3. The registered office address as PRESENTLY shown in the records of the Texas secretary of state is 350 N. St. Paul Street, Dallas, Texas 75201

4. [X] A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)
         1614 Sidney Baker Street Kerrville, Texas 78028

OR   [ ] B. The registered office address will not change.

5. The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is CT Corporation System

6.   [X] A. The name of the NEW registered agent is National Registered Agents,
     Inc.

OR   [ ] B. The registered agent will not change.

7. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.


                                        By: /s/ Wayne A. Johnson, II
                                            ------------------------------------
                                            Secretary
                                            (A person authorized to sign
                                            on behalf of the entity)

                                  INSTRUCTIONS

1. It is recommended that you call (512) 463-5555 to verify the information in items 3 and 5 as it currently appears on the records of the secretary of state before submitting the statement for filing. You also may e-mail an inquiry to corpinfo@sos.state.tx.us. As information on out-of-state financial institutions is maintained on a separate database, a financial institution must call (512) 463-5701 to verify registered agent and registered office information. If the information on the form is inconsistent with the records of this office, the statement will be returned.

2. You are required by law to provide a street address in item 4 unless the registered office is located in a city with a population of 5,000 or less. The purpose of this requirement is to provide the public with notice of a physical location at which process may be served on the registered agent. A statement submitted with a post office box address or a lock box address will not be filed.

3. An authorized officer of the corporation or financial institution must sign the statement. In the case of a limited liability company, an authorized member or manager of a limited liability company must sign the statement. A general partner must sign the statement on behalf of a limited partnership. A person commits an offense under the Texas Business Corporation Act, the Texas Non-Profit Corporation Act or the Texas Limited Liability Company Act if the person signs a document the person knows is false in any material respect with the intent that the document be delivered to the secretary of state for filing. The offense is a Class A misdemeanor.

4.   Please attach the appropriate fee:

Business Corporation                              $15.00
Financial Institution, other than Credit Unions   $15.00
Financial Institution that is a Credit Union      $ 5.00
Non-Profit Corporation                            $ 5.00
Limited Liability Company                         $10.00
Limited Partnership                               $50.00

     Personal checks and MasterCard(R), Visa(R), and Discover(R) are accepted in payment of the filing fee. Checks or money orders must be payable through a U.S. bank or other financial institution and made payable to the secretary of state. Fees paid by credit card are subject to a statutorily authorized processing cost of 2.1% of the total fees.

5. Two copies of the form along with the filing fee should be mailed to the address shown in the heading of this form. The delivery address is:
     Secretary of State, Statutory Filings Division, Corporations Section, James Earl Rudder Office Building, 1019 Brazos, Austin, Texas 78701. We will place one document on record and return a file stamped copy, if a duplicate copy is provided for such purpose. The telephone number is (512) 463-5555,
     TDD: (800) 735-2989, FAX: (512) 463-5709.